                                                     Exhibit 11.1
                                                     Page 1 of 2


                   CONTINENTAL AIRLINES, INC.
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                            Three Months
                                           Ended March 31,
                                          1997          1996
                                             (Unaudited)
Primary:
Weighted average shares outstanding.   56,762,718    52,973,838
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method) . . .    7,593,458    11,095,314

Weighted average number of common
 shares outstanding, as adjusted . .   64,356,176    64,069,152

Income applicable to common
 shares (in millions). . . . . . . .   $       73    $       87

Per share amount . . . . . . . . . .   $     1.13    $     1.35

                                                     Exhibit 11.1
                                                     Page 2 of 2


                   CONTINENTAL AIRLINES, INC.
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                            Three Months
                                           Ended March 31,
                                          1997          1996
                                             (Unaudited)
Fully diluted:
Weighted average shares outstanding.   56,762,718    52,973,838
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method) . . .    8,074,494    12,242,754
Dilutive effect of convertible
 debentures. . . . . . . . . . . . .            -     2,575,330
Dilutive effect of 8-1/2%
 convertible trust originated
 preferred securities. . . . . . . .   10,332,920    10,332,920
Dilutive effect of 6-3/4%
 convertible subordinated notes. . .    7,617,155       502,230

Weighted average number of common
 shares outstanding, as adjusted . .   82,787,287    78,627,072

Income applicable to common
 shares (in millions). . . . . . . .   $       73    $       87
Add interest expense associated
 with the assumed conversion of
 8-1/2% convertible trust
 originated preferred securities,
 net of federal income tax effect
 (in millions) . . . . . . . . . . .            3             6
Add interest expense associated
 with the assumed conversion of
 6-3/4% convertible subordinated
 notes, net of federal income
 tax effect (in millions). . . . . .            3             -

Income, as adjusted (in millions). .   $       79    $       93

Per share amount . . . . . . . . . .   $     0.95    $     1.18